HawkEye 360 Announces Third Quarter 2026 Financial Results

Revenue of $59.3 million, up 84% compared to the prior-year period of $32.2 million

Achieved record international revenue of 23.3 million, up 76% compared to the prior-year period

Backlog of $300.3 million as of September 30, 2026

Raising full year revenue guidance to $225-$227 million and non-GAAP Adjusted EBITDA guidance to $38-$40 million

HERNDON, VA., – November 12, 2026 – HawkEye 360, Inc. (NYSE: HAWK) ("HawkEye 360" or "the Company"), a global leader in signals intelligence data and analytics, today announced its financial results for the third quarter ended September 30, 2026.

“I am pleased with our third quarter results as we continue to see strong momentum for signals intelligence data and analytics. Importantly, growth on the international side of our business continues to gain significant traction, highlighted by revenue increasing 76% year-over-year to $23.3 million,” said Chief Executive Officer John Serafini. “We expect international expansion will continue. We are pleased with the opportunities in front of us, and that our success is translating into tangible financial results.”

“More recently, we reached another milestone in our next phase of constellation expansion with the launches of Clusters 15 and 16 in October,” he continued. “Following deployment, our space operations team successfully established communications with all six satellites across both clusters. Once commissioned, these clusters are expected to increase our revisit rate and allow us to serve a greater number of customers and mission requirements.”

Third Quarter 2026 Financial Highlights:

•Revenue of $59.3 million, up 84% compared to the prior-year period of $32.2 million.
•Increased international revenue to $23.3 million, up 76% year-over-year and 11% sequentially from $21.0 million in the second quarter.
•Recorded a net loss of $(0.2) million, compared to net income of $1.7 million in the prior year period.
•Realized Adjusted EBITDA, a non-GAAP metric, of $13.3 million, compared to $9.6 million in the prior-year period.
•Recognized net cash provided by operating activities of $9.6 million and Free Cash Flow, a non-GAAP metric, of $137.0 thousand, compared to $4.0 million and $(6.0) million, respectively, in the prior-year period.
•Confirmed backlog of $300.3 million as of September 30, 2026, compared to $292.2 million as of June 30, 2026.

Third Quarter 2026 and Recent Business Highlights:

•Signed $54 million in new multi-year contract awards with 11 allied partners and nations, reflecting the growing demand for HawkEye 360’s signals intelligence data and analytics.
•Announced a contract award under the National Reconnaissance Office’s Commercial Radio Frequency Capability Augmentation program to provide commercial RF data for U.S. national security missions, making HawkEye 360 the first commercial provider to progress from test-and-evaluation studies into an operational augmentation contract.
•Established a formal collaboration with Leonardo to integrate our RF capabilities into its space architecture, including proposed reserved capacity for European areas of interest delivered through Italian ground stations and EU-based cloud infrastructure.
•Partnered with ERA of the Czech Republic to serve as an international processing partner for radar products derived from our RF data.
•Established HawkEye 360 Luxembourg, S.à r.l., the Company’s first European subsidiary, providing a foundation for expanded operations in the European Union and closer engagement with European customers, governments and industry partners as the region strengthens its defense capabilities.
•Launched Clusters 15 and 16 in October, three days apart from launch sites on opposite sides of the world. They are the first HawkEye 360 satellites built for simultaneous RF collection and mission data downlink, and the Company has secured launch opportunities through 2028 to maintain constellation continuity and support future growth.
•Subsequent to the third quarter, signed $135 million in global contracts with more than $70 million dedicated to follow-on European contract awards, expanding Hawkeye 360’s support for European Ministries of Defense, intelligence agencies, and allied partners to strengthen sovereign defense capabilities, enhance operational awareness, and inform critical national and coalition security decisions.

Full Year 2026 Outlook

For full-year 2026, the Company is increasing its total revenue expectations to $225 million and $227 million, and non-GAAP Adjusted EBITDA of between $38 million and $40 million.

The Company has not reconciled its non-GAAP Adjusted EBITDA outlook to the most directly comparable GAAP measure because certain reconciling items, such as stock-based compensation, change in fair value of warrant liabilities, and depreciation and amortization, are uncertain or out of the Company’s control and cannot be reasonably predicted. The actual amount of these expenses will have a significant impact on the Company’s future GAAP financial results. Accordingly, a reconciliation of the Company’s non-GAAP Adjusted EBITDA outlook to the most comparable GAAP measures is not available without unreasonable efforts.

Third Quarter 2026 Earnings Conference Call:

The Company will hold a conference call today, November 12, 2026, at 4:30 PM ET. The call can be accessed by dialing 1-877-407-0792 (U.S. participants) or 1-201-689-8263 (International participants). Participants can also listen to a live webcast of the call by going to the Investors section on HawkEye’s website at https://investors.he360.com/. A replay of the call will be available starting on Friday, November 13, 2026, at 11:30 AM ET by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and entering the conference ID number:13763186. The replay will be available through Thursday, November 26, 2026, at 11:59 PM ET.

About HawkEye 360

HawkEye 360 is equipping defense, intelligence and national security leaders with mission-critical signals intelligence to enable faster, better decision-making. By detecting, geolocating and characterizing radio-frequency emissions worldwide, HawkEye 360 delivers trusted domain awareness and early-warning indicators to the US Government and allied partners. Our space-based collection, proprietary signal processing and AI-powered analytics transform knowledge of RF spectrum into a strategic advantage. Proven by operational mission success, HawkEye 360 is redefining how signals intelligence strengthens national and global security.

Non-GAAP Financial Measures

In addition to the financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures. The Company defines Adjusted EBITDA as net income (loss) before interest income, interest expense, income tax expense or benefit, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses that are not considered part of the Company's operations and revenue-generating activities, or are nonrecurring or infrequent in nature. Management believes these items are not useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; acquisition-related costs, one-time costs related to the IPO, settlements, net of related legal expenses, changes in fair value of contingent and deferred consideration, changes in fair value of warrant liabilities, and gains or losses on extinguishment of debt. The Company defines Free Cash Flow as net cash provided by (used in) operating activities less purchases of satellites, property, and equipment.

The Company uses Adjusted EBITDA and Free Cash Flow in conjunction with other GAAP measures to evaluate the effectiveness of its business strategies, make strategic decisions, and communicate with its board of directors and investors concerning its financial performance. The Company uses these non-GAAP financial measures to assess its financial performance because they allow the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and capital expenditures) and other items (such as non-recurring or non-cash costs) that impact the comparability of financial results from period to period.

The Company believes that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing its financial performance and results of operations across reporting periods by excluding items it does not believe are indicative of its core operating performance. Net Income (Loss) is the U.S. GAAP measure most directly comparable to Adjusted EBITDA. Net cash provided by (used in) operating activities is the U.S. GAAP measure most directly comparable to Free Cash Flow. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of Net Income (Loss) to Adjusted EBITDA" and "Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow.” The Company’s non-GAAP financial measures should not be considered as an alternative to the most directly comparable U.S.
GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons management considers them appropriate for supplemental analysis.

In evaluating Adjusted EBITDA and Free Cash Flow, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentation. The Company’s presentation of these non-GAAP financial measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company may modify the presentation of Adjusted EBITDA and Free Cash Flow in the future, and any such modification may be material. Adjusted EBITDA and Free Cash Flow have important limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in the Company’s industry and may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Other Key Metric

Backlog is a key measure of the Company’s business. The Company’s backlog supports predictable revenue expansion through a recurring model, enabling forward revenue visibility. Management uses backlog to more effectively forecast the Company's future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company's future results and understanding the growth of its business.

The Company’s backlog represents the portion of legally binding contracts that are expected to result in future revenue. Backlog may also include change orders for any contracts that have been formally contracted. This includes firm contracts that contain remaining performance obligations, including the cancellable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty. Backlog also can include up to the remaining ceiling on single award IDIQ contracts where no task orders have been issued. Backlog excludes the value of unexercised options to extend contracts, the value of multi-award IDIQ contracts, and the value of any contracts, or a portion thereof, where management deems execution to be unlikely to result in revenue due to customer-specific or other factors.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding the Company's liquidity and financial flexibility, the Company’s financial outlook for the year ended December 31, 2026, the Company’s expected constellation growth and increased collection capacity, the Company’s expanding international presence, the Company continuing to scale the business and growing customer demand, are forward-looking statements and represent the Company's views as of the date of this press release. The words "will," "expects," "plans," "could," "would," "believes," "anticipates," "intends," "may," "continue," "estimate," or similar expressions are intended to identify forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control that could affect its financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, to be filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2026, and other filings that the Company makes from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, the Company is under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

HawkEye 360, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share and share amounts)

	As of September 30, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$494,850	$92,686
Contract accounts receivable	41,384	32,320
Contract accounts receivable from related parties	—	20,969
Other accounts receivable	1,091	21
Inventory	3,516	4,025
Contract assets	17,494	4,639
Contract assets from related parties	—	4,748
Prepaid expenses and other current assets	7,148	9,183
Total current assets	565,483	168,591
Long-term assets:
Satellites, property and equipment, net	139,413	110,873
Intangibles, net	30,393	35,973
Goodwill	117,958	116,866
Operating lease - right-of-use-assets	19,397	15,403
Deposits	21,104	35,932
Restricted cash	6,584	4,587
Other long-term assets	2,613	1,715
Total long-term assets	337,462	321,349
Total assets	$902,945	$489,940
Liabilities, mezzanine equity and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	8,638	18,486
Accrued expenses and other current liabilities	8,408	5,017
Accrued compensation payable	11,376	10,511
Contract liabilities	10,798	3,262
Current tax payable	311	—
Current portion of operating lease liabilities	4,334	3,437
Total current liabilities	43,865	40,713
Long-term liabilities:
Long-term debt, net of unamortized debt issuance cost	—	46,315
Long term contract liabilities	19,112	19,892
Other liabilities	17,553	23,800
Deferred tax liabilities	1,071	977
Warrant liabilities	—	4,267
Operating lease liabilities, net of current portion	16,059	12,893
Total long-term liabilities	53,795	108,144
Total liabilities	$97,660	$148,857
Commitments and contingencies – Note 15
Mezzanine equity:
Redeemable, convertible preferred stock Series A – $0.0001 par value, 0 and 24,947,154 shares authorized at September 30, 2026, and December 31, 2025, respectively, and 0 and 24,947,154 shares issued and outstanding at September 30, 2026, and December 31, 2025, respectively	$—	$34,174
Redeemable, convertible preferred stock Series B – $0.0001 par value, 0 and 11,574,841 shares authorized at September 30, 2026, and December 31, 2025, respectively, and 0 and 11,574,841 shares issued and outstanding at September 30, 2026, and December 31, 2025, respectively	—	66,442

Redeemable, convertible preferred stock Series C – $0.0001 par value, 0 and 6,960,439 shares authorized at September 30, 2026, and December 31, 2025, respectively, and, 0 and 6,960,439 shares issued and outstanding at September 30, 2026, and December 31, 2025, respectively	—	48,761
Redeemable, convertible preferred stock Series D – $0.0001 par value, 0 and 12,857,720 shares authorized at September 30, 2026, and December 31, 2025, respectively, and 0 and 12,857,720 shares issued and outstanding at September 30, 2026, and December 31, 2025, respectively	—	136,715
Redeemable, convertible preferred stock Series D-1 –$0.0001 par value, 0 and 6,085,161 shares authorized at September 30, 2026, and December 31, 2025, respectively, and 0 and 6,085,161 shares issued and outstanding at September 30, 2026, and December 31, 2025, respectively	—	58,894
Redeemable, convertible preferred stock Series E – $0.0001 par value, 0 and 14,578,457 shares authorized at September 30, 2026, and December 31, 2025, respectively, and 0 and 5,567,364 shares issued and outstanding at September 30, 2026, and December 31, 2025, respectively	—	102,600
Total mezzanine equity	$—	$447,586
Stockholders’ equity (deficit):
Common stock - $.0001 par value, 2,000,000,000 and 111,000,000 shares authorized at September 30, 2026 and December 31, 2025, respectively and 99,091,643 and 4,168,374 shares issued and outstanding at September 30, 2026, and December 31, 2025, respectively	$10	$2
Additional paid-in-capital	975,546	39,336
Accumulated deficit	(170,271)	(145,841)
Total stockholders' equity (deficit)	805,285	(106,503)
Total liabilities, mezzanine equity, and stockholders’ equity	$902,945	$489,940

HawkEye 360, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share and share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$59,336	$27,405	$152,718	$68,458
Revenue from related parties	—	4,791	6,226	13,366
Total revenue	59,336	32,196	158,944	81,824
Operating expenses:
Direct cost of sales, excluding depreciation and amortization	17,110	5,453	48,040	15,312
Indirect cost of sales and other expenses, excluding depreciation and amortization	4,973	398	13,921	1,067
Selling, general and administrative	24,308	10,505	67,430	27,245
Research and development	8,040	8,175	25,455	20,941
Depreciation and amortization	9,275	5,934	25,631	16,790
Total operating expenses	63,706	30,465	180,477	81,355
Income (loss) from operations	(4,370)	1,731	(21,533)	469
Other income (expense):
Interest income	4,377	853	8,046	2,707
Interest expense	(139)	(17)	(2,390)	(52)
Loss from changes in fair value of financial liabilities	—	(886)	(5,701)	(1,423)
Loss from extinguishment of debt	—	—	(2,729)	—
Other income, net	121	—	284	—
Total other income (expense), net	4,359	(50)	(2,490)	1,232
Income (loss) before tax	(11)	1,681	(24,023)	1,701
Income tax expense	(152)	—	(407)	—
Net income (loss)	$(163)	$1,681	$(24,430)	$1,701
Preferred stock dividend	—	(561)	10,376	(1,663)
Income allocated to participating securities	—	(1,000)	—	(34)
Net income (loss) attributable to common shareholders	$(163)	$120	$(14,054)	$4
Net income (loss) per share of common stock, basic	$—	$0.02	$(0.25)	$—
Net income (loss) per share of common stock, diluted	$—	$0.01	$(0.25)	$—
Weighted-average shares outstanding, basic	98,251,708	7,535,397	56,507,890	7,387,613
Weighted-average shares outstanding, diluted	98,251,708	14,362,624	56,507,890	12,633,530

HawkEye 360, Inc. and Subsidiaries
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$(24,430)	$1,701
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,631	16,790
Amortization of debt issuance costs and other noncash debt costs	577	51
Fair value loss on revaluation of warrants	4,471	1,423
Fair value loss on revaluation of deferred consideration	1,500	—
Fair value gain on revaluation of contingent consideration	(270)	—
Loss from extinguishment of debt	2,729	—
Stock-based compensation	17,193	3,147
Amortization of operating lease right-of-use assets	3,894	2,971
Realized gain (loss) on short-term investments	—	(12)
Changes in operating assets and liabilities, net of effect of acquisitions:
Contract accounts receivable	(9,064)	(11,149)
Contract accounts receivable from related parties	20,969	62
Other accounts receivable	(1,070)	13
Contract assets	(7,427)	(200)
Contract assets from related parties	(1,212)	(3,571)
Prepaid expenses and other assets	(11,791)	(3,312)
Operating lease liabilities	(3,825)	(2,974)
Accounts payable	(11,039)	(6,299)
Current tax payable	311	—
Accrued expenses and other liabilities	3,114	(764)
Deferred tax liabilities	94	—
Accrued compensation payable	865	—
Contract liabilities	6,756	3,220
Net cash provided by (used in) operating activities	17,976	1,097
Cash flows from investing activities
Proceeds from redemption of short-term investments	—	39,716
Purchase of satellites, property and equipment	(19,779)	(19,086)
Net cash provided by (used in) investing activities	(19,779)	20,630
Cash flows from financing activities
Payment of debt issuance cost	(85)	—
Payment of deferred acquisition consideration	(7,500)	—
Exercise of warrants	202	—
Exercise of stock options	6,933	58
Proceeds from common stock in initial public offering	478,400	—
Payment of offering costs, including underwriting commissions	(40,601)	—
Repayment of term loans	(49,453)	—
Proceeds from issuance of preferred stock	18,774	—
Payment of preferred stock issuance costs	(706)	—
Net cash provided by (used in) financing activities	405,964	58

Net increase in cash, cash equivalents and restricted cash	404,161	21,785
Cash, cash equivalents and restricted cash, beginning of period	97,273	71,766
Cash, cash equivalents and restricted cash, end of period	$501,434	$93,551

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	494,850	88,964
Restricted cash	6,584	4,587
Total cash, cash equivalents and restricted cash at the end of the period	$501,434	$93,551

	Nine months ended September 30,
	2026	2025
Supplemental disclosures of cash flow information
Cash paid for interest	$1,235	$—
Operating cash outflows – payment on operating leases	5,042	2,626
Operating lease right-of-use assets obtained in exchange for lease liabilities	7,888	1,322
Non-cash investing and financing activities
Conversion of warrant liabilities to additional paid-in-capital, including those settled in the IPO	8,737	—
Conversion of redeemable convertible preferred stock to common stock	465,654	—
Reclassification of deposits to satellites, property and equipment	28,345	—
Fixed assets in accounts payable at period end	468	—
Payment of offering costs, including underwriting commissions, in accounts payable at period end	300	—
Interest paid in kind	189	—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following table presents a reconciliation of Net Income (loss), the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$(163)	$1,681	$(24,430)	$1,701
Adjusted for:
Interest income	(4,377)	(853)	(8,046)	(2,707)
Interest expense	139	17	2,390	52
Income tax expense	152	—	407	—
Depreciation and amortization	9,275	5,934	25,631	16,790
Stock-based compensation	7,384	1,317	17,233	3,147
Acquisition costs(1)	350	—	1,942	—
One-time costs related to IPO(2)	515	81	4,100	81
Settlements, net of related legal expenses(3)	—	494	50	751
Change in fair value of contingent and deferred consideration	—	—	1,230	—
Change in fair value of warrant liabilities	—	886	4,471	1,423
Loss on extinguishment of debt	—	—	2,729	—
Adjusted EBITDA	$13,275	$9,557	$27,707	$21,238

(1)Represents costs for legal and advisory fees, key employee retention incentives, integration, and other costs incurred in connection with acquisitions.
(2)Represents costs incurred related to the IPO that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be netted against the gross proceeds of the offering and that are not expected to recur in the future, which such costs include accounting and advisory fees, SOX readiness and internal control implementation costs, and other professional fees.
(3)Represents costs for legal fees and settlement related to litigation initiated by us against a third party, which are not part of our ordinary legal expenses and not reflective of our core operating performance.

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Free Cash Flow:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	9,621	$3,978	17,976	$1,097
Purchases of satellites, property, and equipment	(9,484)	(9,947)	(19,779)	(19,086)
Free Cash Flow	$137	$(5,969)	$(1,803)	$(17,989)

Investor Contact:

Peter Lopez
SVP Investor Relations
Peter.Lopez@he360.com | 310.995.9591

Media Contact:

Christina Hoggatt
SVP Global Communications
Christina.Hoggatt@he360.com | 571.715.9407

SOURCE HawkEye 360 Inc.